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                                   EXHIBIT 21

                                ALEXANDER'S, INC.

                           SUBSIDIARIES OF REGISTRANT




                  Alexander's of Brooklyn, Inc.
                  Alexander's of Fordham Road, Inc.
                  Alexander's of Rego Park, Inc.
                  Alexander's of Rego Park II, Inc.
                  Alexander's of Rego Park III, Inc.
                  Alexander's of Third Avenue, Inc.
                  Alexander's of Flushing, Inc.
                  Alexander's Department Stores of New Jersey, Inc. Alexander's Department Stores of Lexington Avenue, Inc. Alexander's Department Stores of Brooklyn, Inc.
                  U & F Realty Corp.
                  ADMO Realty Corp.
                  Ownreal Inc.
                  Sakraf Wine & Liquor Store, Inc.
                  Alexander's Department Stores of Valley Stream, Inc. Alexander's Department Stores of Yonkers, Inc. Alexander's Department Stores of Bruckner Boulevard, Inc. A.D.S. Bruckner Operating Corporation
                  Browning Avenue Realty Corp.
                  ALS Liquors
                  Alexander's Department Stores of Roosevelt Field, Inc. Alexander's Department Stores of Menlo Park, Inc.
                  SKO Realty Corp.
                  Narrow Corp.
                  Queens Plaza Shopping Center, Inc.
                  Harvey Weston Associates, Inc.
                  Ideal Hanging Corp.
                  Alexander's Department Stores Fur Vault, Inc.
                  ZARCO Trading Corp.
                  Alexander's Department Stores of Florida, Inc.


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